COMPLIANCE POLICY MEMORANDUM
Code of Conduct and Ethics January 2018 Supersedes all previous Compliance Policies regarding this subject matter.

Silvercrest is committed to conducting its business in accordance with applicable laws, rules and regulations and the highest standards of business conduct, and to full and accurate disclosure in compliance with applicable law. This Code of Conduct and Ethics sets forth general standards and specific policies to guide Associated Persons in the performance of their duties.  It also refers you to additional policies and procedures published by the Firm and provided to you, and it defines terms used therein.

DEFINITIONS

As used herein the following terms shall have the meanings ascribed below:

Advisory Information.  “Advisory Information” includes all information under consideration concerning prospective securities transactions for clients of the Firm. Under some circumstances, Advisory Information may include material nonpublic information.

Associated Person.  An “Associated Person” is an employee, member, partner or officer, of Silvercrest.

Account.  The term “Account” shall include all accounts of clients of the firm holding Securities whether they are at a domestic or foreign broker-dealer, investment adviser, bank, or other financial institution.

Discretionary Assets Under Management: Where Silvercrest Asset Management Group LLC (“SAMG”) acts as investment adviser for a client, the assets over which it has discretionary trading authority or otherwise provides investment advice and specific purchase and sale recommendations are referred to herein as “Discretionary Assets Under Management.”  This is distinguished from “non-discretionary assets under management,” which are assets for which SAMG simply provides portfolio accounting or other services.

Beneficial Ownership.  The “beneficial ownership” of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934.  This means that a person should generally consider him or herself the beneficial owner of any Securities in which he or she has a direct or indirect pecuniary interest.  In addition, a person should consider him or herself the beneficial owner of Securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power provided that to the extent such person is a fiduciary or trustee of an account or trust in which their only pecuniary interest is a trustee or other fee such account shall be treated as a client account and not as an account in which the employee has a beneficial ownership.

Compliance Officer. The “Compliance Officer” is the individual designated as Chief Compliance Officer on the Form ADV for the Firm.

Related Account.  “Related Accounts” include:

•
accounts of Associated Persons, their spouses, domestic partners, Immediate Family Members, and any other family members living with the Associated Person, including individual retirement accounts (“IRAs”);

•	accounts of persons to whom the Associated Person provides, or from whom the Associated Person receives, dependent financial support (i.e., adult children and parents);

•	accounts in which the Associated Person has a financial or beneficial interest (i.e., joint accounts, accounts of a trust in which the Associated Person is a beneficiary)

•
accounts over which the Associated Person exercises investment discretion or control outside the scope of his or her employment (i.e., trust, corporate or partnership accounts, even if the account is for the benefit of an unrelated third party, such as a charity).

A “Related Account” excludes any account over which the Associated Person or their Immediate Family Member exercises no investment control or influence (i.e., an account over which some other third person or entity exercises exclusive discretionary investment authority). Accounts such as those maintained directly with open-end mutual funds, where the account-holder has no ability, directly or indirectly, to make investment decisions or to engage in Purchases and Sales of Securities are not Related Accounts, but are subject to the Firm’s Policies and Procedures Related to Accounts of Associated Persons.  An account of a limited partnership of which the Firm is a general partner or an Associated Person is a limited partner together with others that are not Associated Persons of the Firm, shall not be considered a Related Account but is subject to the Firm’s Policies and Procedures Related to Accounts of Associated Persons.  Though it is difficult to picture a situation in which an Associated Person’s trading of broad-based exchange-traded funds could create a conflict of interest, these transactions require pre-clearance.

Firm.  “Firm” means Silvercrest.

Immediate Family Member.  “Immediate Family Member” shall mean all related persons in the same household as the Associated Person, such as a domestic partner, spouse, minor child or other dependent. Whether an individual is in the same household is determined by considering the permanent address of the family member, and is not affected by temporary relocations, such as travel, school, etc.

Investment Person or Investment Personnel. “Investment Person” or “Investment Personnel” means all Associated Persons, members, officers, directors or employees who occupy the position of portfolio manager (or who serve on an investment committee that carries out the portfolio management function) with respect to any Accounts and all Associated Persons, officers, directors or employees who provide or supply information and/or advice to any portfolio manager (or committee), or who execute or help execute any portfolio managers (or committee’s) decisions, and all officers, directors or employees who, in connection with their regular functions, obtain contemporaneous or advance information regarding the purchase or sale of a Security by or for one or more client accounts.

Material Information.  Information is “material” where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the “total mix” of information available.  Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved.  Common examples of “material” information include information concerning a company’s sales, earnings, dividends, significant acquisitions or mergers, and major litigation.  So-called “market information,” such as information concerning an impending securities transaction may also, depending upon the circumstances, be “material.” These examples are by no means exclusive.

Because materiality determinations are often challenged with the benefit of hindsight, if an Associated Person has any doubt whether certain information is “material,” such doubt should be resolved against trading or communicating such information, and in any event, he or she should contact the Compliance Officer.

Nonpublic Information.  Information is “nonpublic” until it has been made available to investors generally.  In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the Securities and Exchange Commission (“SEC”) or press releases issued by the issuer of the securities, or reference to such information in publications of general circulation such as The Wall Street Journal, The New York Times, or the publicly available pages of a web site.

Purchase or Sale of a Security. The “Purchase or Sale of a Security” or references to “Purchasing or Selling a Security” includes, among other things, the writing of an option to purchase or sell a Security.

Security.  A “security” shall have the same meaning as that set forth in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended. The term “Security” includes options or derivative instruments with respect to such securities and other instruments that are convertible into or exchangeable for such securities.

Silvercrest.  “Silvercrest” means Silvercrest Asset Management Group LLC and Silvercrest Financial Services, Inc.

You.  “You,” “Your,” “Yours” means the Associated Person to whom this Code of Conduct and Ethics is provided and who is obligated to comply therewith.

GENERAL BUSINESS CONDUCT

Applicable Laws and General Standards of Conduct

The Firm, its employees and activities are heavily regulated by a variety of state, federal and foreign government agencies.  As a result, the Firm holds Associated Persons to high standards of professional conduct; it expects them to act in good faith, use good judgment and exhibit professionalism, fair dealing and truthfulness in your activities.  In addition, Associated Persons must comply with the following (hereinafter, the “Firm’s Manuals”):

•	all applicable laws, rules and regulations, including without limitation foreign, federal and state securities laws and rules;

•	all Firm policies and procedures contained in any Compliance Policy Memorandum, including any supplemental communication thereto;

•	this Code of Conduct and Ethics;

•	the Firm’s Employee Manual;

•	the Firm’s internal control procedures; and

•	the Firm’s Business Continuity Plan.

The Firm also expects that Associated Persons will be candid and cooperative when dealing with internal and external accountants, auditors, attorneys and compliance personnel and other service providers to the Firm.  An Associated Person’s failure to cooperate will be viewed as a violation of Firm policy and may subject him or her to disciplinary action.

Employment at Silvercrest is conditioned upon completion of a questionnaire that can take a form similar to the one attached hereto as Exhibit B.  Upon employment at Silvercrest, employees and Associated Persons who are employees are provided a copy of the Firm’s Manuals and are required to execute a certification by which they agree to read, be familiar, and comply with the policies and procedures set forth therein.  The certification may take the form of the document attached hereto as Exhibit A.  On an annual basis, employees and Associated Persons who are employees are required to certify that they complied with and acknowledge their obligation to continue to comply with the policies and procedures set forth in the Firm’s Manuals. The certification may take the form of the document attached hereto as Exhibit C. In lieu of Exhibit C, members of the Equity Research Team may be asked to complete Exhibit D, which contains additional gifts and entertainment disclosures.

In certain circumstances, independent contractors of the firm may be contractually obligated to comply with the firm’s policies and procedures, including this Code of Ethics.

Appearance of Impropriety

The Firm’s reputation and good name are among its most important assets.  As a result, Associated Persons must avoid not only activities that are improper, but also conduct that creates the appearance of impropriety.  Associated Persons must consider the impact of their actions on the Firm’s reputation and direct any concerns or questions to the Compliance Officer.

Violations of this Code of Ethics

Associated Persons are required to report any violations of this Code of Ethics or Silvercrest’s Policies and Procedures promptly to the Compliance Officer.  To the extent practicable, Silvercrest will protect the identity of an Associated Person who reports a suspected violation, consistent with the need to conduct an adequate review.  However, Silvercrest remains responsible for satisfying the regulatory reporting, investigative and other obligations that may follow the reporting of a potential violation.

If the Reporting Individual wishes to remain anonymous, such individual may omit his or her contact information in the report. No attempt will be made to capture or retain contact information for those wishing to remain anonymous.  No Associated Person who in good faith reports a complaint or concern to the Company or who cooperates in an investigation regarding the same (a “Reporting Individual”) shall suffer harassment, retaliation or adverse employment consequence. An Associated Person who retaliates against a Reporting Individual is subject to discipline, including termination of employment.

The Firm will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any Reporting Individual in the terms and conditions of employment based upon any lawful actions of such Associated Person with respect to good faith reporting of complaints regarding unlawful and/or unethical conduct, accounting, internal controls and auditing matters, or fraudulent financial reporting or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Notwithstanding the foregoing procedure, nothing in this Code of Conduct and Ethics or any agreement between you and Silvercrest is intended to, or should be construed to prohibit you from reporting possible violations of federal or state law or regulations to any governmental agency or self-regulatory organization, including the Securities and Exchange Commission, the National Futures Association, the Commodity Futures Trading Commission, or any other regulatory or self-regulatory organization, or making other disclosures that are protected under whistleblower or other provisions of any applicable federal or state law or regulations.  Prior authorization of Silvercrest is not required to make any such reports or disclosures, and no employee is required to notify Silvercrest that he or she has made such reports or disclosures.

CONFLICTS OF INTEREST

Associated Persons owe an obligation of loyalty to the Firm and the Firm’s clients. You should be extremely careful to avoid conflicts of interest as well as the appearance of conflicts of interest.  A conflict of interest exists when an Associated Person’s personal interests, financial or otherwise, are inconsistent with the interests of the Firm or its clients.  A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the Firm or its clients and irrespective of the Associated Person’s motivations.  Your obligation to conduct the Firm’s business in an honest and ethical manner includes the ethical handling of actual or apparent conflicts of interest between personal and business relationships.  Therefore, before making any investment, accepting any position or benefits, participating in, recommending or effecting (hereinafter referred to as “engaging in”) any transaction or business arrangement or otherwise acting in a manner that creates a conflict of interest or the appearance of a conflict of interest, each Associated Person must make full disclosure of all facts and circumstances of such transaction to, and receive prior approval from the Compliance Officer.

INSIDE AND PROPRIETARY INFORMATION

No Associated Person shall engage in transactions in a security while in possession of material, nonpublic information regarding such security, (so-called “insider trading”). This includes information that is Advisory Information. No Associated Person shall communicate material, nonpublic information to any person who might use such information to Purchase or Sell securities (so-called “tipping”).

As a financial institution offering a wide range of services, Silvercrest and its affiliates will possess Advisory Information and may at times possess “material, nonpublic” information. Much of that information is received from clients or publicly traded companies and may constitute “inside” information for purposes of federal securities laws. Advisor Information is “proprietary” to Silvercrest. Inside and proprietary information should be kept confidential by Associated Persons and used solely for the valid business purposes of Silvercrest and its clients.

The firm has adopted a comprehensive policy and procedure regarding proprietary and inside information (Silvercrest’s Policies and Procedures Regarding Inside and Proprietary Information).  You have been provided a copy of that policy and are expected to strictly abide by it.

SECURITIES TRADING BY ASSOCIATED PERSONS

While affirming its confidence in the integrity and good faith of all of its Associated Persons, Silvercrest recognizes that the knowledge of present or future portfolio transactions which may be possessed by certain of its Associated Persons and the power to influence portfolio transactions made by or for any account to which Silvercrest provides investment advice could place such individuals, if they engage in personal transactions in securities which are eligible for investment by a client, in a position where their personal interest may conflict or appear to conflict with that of the client.  As such, the Firm has adopted procedures concerning the pre-clearance of transactions and the reporting requirements with respect to personal securities transactions and holdings by Associated Persons and their families (Policies and Procedures Regarding Accounts of Associated Person). You have been provided a copy of that policy and are expected to strictly abide by it.

POLICIES OF SILVERCREST ASSET MANAGEMENT GROUP INC.

Some of the policies of the firm’s ultimate parent, Silvercrest Asset Management Group Inc. (“SAMG”) may be more or less restrictive than those of the firm.  Nothing in the firm’s policies and procedures is intended to supersede or limit the policies of SAMG.  In the event of any conflict between the policies, the more restrictive policy should govern.

MONITORING COMPLIANCE WITH CONFLICTS OF INTEREST

The Compliance Officer or his or her designee shall review duplicate confirmations and periodic account statements for Related Accounts.  This review is designed to: (i) ensure the propriety of the Associated Persons trading activity (including whether pre-approval was obtained as required by above); (ii) avoid possible conflict situations; and (iii) identify trades that may violate the prohibitions regarding insider trading and manipulative and deceptive devices contained in the federal and state securities laws and Securities and Exchange Commission rules and regulations.  The Compliance Officer or his or her designee shall evidence his or her review of duplicate confirmations and periodic account statements and retain a record of that evidence.

The Compliance Officer or his or her designee shall inquire into and investigate for possible conflict situations.  In conducting inquiries and investigations, the Compliance Officer or his or her designee shall consider reasonable criteria, including consideration of the timing or unusual nature of transactions (such as whether the Associated Person traded on a short-term basis or in a size or dollar amount larger than his or her normal trading pattern).

The Compliance Officer or his or her designee shall prepare a written record of each of his or her inquiries or investigations into perceived conflict situations.  This record shall include: (i) the name of the Associated Person involved; (ii) the name of any security involved; (iii) the date the inquiry or investigation was commenced; (iv) the identity of any Related Account involved; and (v) a summary of the disposition of the inquiry or investigation.  Copies of the written record concerning each inquiry or investigation, along with any analyses, inter-office memoranda, and statements of Associated Persons must be maintained in the Firm’s records.

Each year, beginning in the month of January the Chief Compliance Officer shall initiate an annual review of Silvercrest’s compliance policies and procedures.  This shall review shall initially reassess of the risks to the firm, the policies intended to address those risks, and the tests to ensure compliance with those policies.  During the Annual Review, the Compliance Officer will review each policy and procedure of the firm and update the same to ensure compliance with applicable law.  The Compliance Officer shall be responsible for the oversight and completion of any such follow-up activity resulting from the annual review.

The Compliance Officer or his or her designee shall maintain a compliance calendar scheduling key compliance activities to be undertaken throughout the year.  The compliance activities shall be assigned and monitored by the Compliance Officer or his or her designee, and their completion noted in the calendar throughout the year.  The calendar may be altered and adapted by the Compliance Officer or his or her designee during the year to address changes in the compliance environment.

Associated Persons are encouraged to contact the Compliance Officer with any questions regarding the Firm’s Code of Conduct and Ethics.

Exhibit A

Certification

To:         Silvercrest Asset Management Group LLC

From:    The undersigned Associated Person

Re:         Compliance with Silvercrest policies and procedures

I certify that I have read the Silvercrest Policies and Procedures, including the Code of Conduct and Ethics and all Compliance Memoranda, which were provided to me in hard copy form and, as an employee of Silvercrest, will be made available to me through the firm’s shared drive.  I acknowledge my obligation to comply therewith and understand that violation of these policies and procedures may subject me to disciplinary action, including termination of my employment.

SIGNATURE:

PRINT NAME:

DATE OF SIGNATURE:

Exhibit B

EMPLOYMENT QUESTIONNAIRE

Please respond to each question by checking in one of the two spaces provided.

If you answer “yes” to any of these questions, please use a blank page to provide details.

Public Service / Political Affiliation

(Responses to this question are used in connection with the firm’s eligibility to provide services to municipal entities.)

1.             Do you now serve, or within the past five (5) years have you served as:

(a) yes ___	no __ an elected or appointed public official or officer?

(b) yes ___	no __ a full or part-time employee in a municipal or state agency or as a consultant to any municipal or state agency?

(c) yes ___	no __ an officer of any political party organization in any state or municipality, whether paid or unpaid?

(d) yes ___	no __ a consultant or advisor to a municipal or state agency performing services related to the solicitation, negotiation, operation and/or administration of investment advisory contracts?

Political Contributions

2.              In the last two years, have you contributed, or organized the contributions of others, either directly or indirectly, to any public official or candidate for public office in an aggregate amount in excess of $150 per recipient?  If so, please identify the recipient(s), the date(s) and the amount(s) of the contribution(s).

yes    ___    no  __

Regulatory and Criminal Background

3.               Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

yes    ___    no  __

4.              Has the U.S. Securities and Exchange Commission, Commodity Futures Trading Organization (CFTC), or any other U.S. Federal, state or foreign financial regulatory agency or authority, or any self-regulatory organization ever:

(a) yes ___	no __ found you to have made a false statement or omission or been dishonest, unfair, or unethical?

(b) yes ___	no __ found you to have been involved in a violation of its rules, regulations or statutes or other investment-related regulations or statutes?

(c) yes ___	no __ found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?

(d) yes ___	no __ entered an order against you in connection with investment-related activity?

(e) yes ___	no __ imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

(f) yes ___
no __      denied, suspended, or revoked your registration or license, expelled or suspended you from membership, barred or suspended your association with its members, otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

5.                Are you now the subject of any regulatory proceeding that could result in a yes answer to any part of question 3 above?

yes    ___    no  __

6.                 In the past ten (10) years, have you been convicted of or plead guilty or nolo contendre (“no contest”) in a domestic, foreign, or military court to any felony?

yes    ___    no  __

7.	In the past ten (10) years, have you been charged with a felony?

yes    ___    no  __

8.                In the past ten (10) years, have you been convicted of or plead guilty or nolo contendre (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

yes    ___    no  __

9.	Are you subject to a “Disqualifying Event” as defined below?

yes    ___    no  __

If you answered “yes” please attach a description of the Disqualifying Event(s) to which the Undersigned is subject.  Please note the date on which the Disqualifying Event occurred and, as applicable, the date as of which such order, judgment, decree, investigation or proceeding, suspension or expulsion or preliminary injunction has lapsed, expired, or been revoked

A Disqualifying Event exists if a person or entity:

(i) Has been convicted, within the last ten years of any felony or misdemeanor:

(A)          In connection with the purchase or sale of any security;

(B)          Involving the making of any false filing with the Securities and Exchange Commission (the “SEC”); or

(C)         Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within the previous five years, that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A)          In connection with the purchase or sale of any security;

(B)          Involving the making of any false filing with the SEC; or

(C)          Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)          Bars the person from:

(1)          Association with an entity regulated by such commission, authority, agency, or officer;

(2)          Engaging in the business of securities, insurance or banking; or

(3)          Engaging in savings association or credit union activities; or

(B)          Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years;

(iv) Is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that:

(A)          Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)          Places limitations on the activities, functions or operations of such person; or

(C)          Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the SEC entered within the last five years that orders the person to cease and desist from committing or causing a violation or future violation of:

(A)          Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(B)          Section 5 of the Securities Act.

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within the last five years, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Litigation

9.                Has any domestic or foreign court:

(a) yes ___    no __      in the past ten (10) years, enjoined you in connection with any investment-related activity?

(b) yes ___	no __ ever found that you were involved in a violation of investment-related statutes or regulations?

(c) yes ___	no __ ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

10.	Are you now the subject of any civil proceeding that could result in a yes answer to any part of question 8, above?

yes    ___    no  __

Financial Disclosure / Outside Business Activities

11.             Do you have any unsatisfied judgments or liens against you?

yes    ___    no  __

12.          Are you currently engaged in any business other than Silvercrest either as a proprietor, partner, officer, director, employee, trustee, agent or otherwise.

yes    ___    no  __

Clients

13.	Have you:

(a) yes ___	no __ borrowed or loaned any money or personally purchased or sold securities to or from a client or affiliate of a client?

(b) yes ___	no __ received any gift, or combination of gifts the value of which exceed $1000 in any twelve-month period from any client or any third party with which Silvercrest does business?

Certification

By signing below, I certify that the information provided hereon is complete, true and correct;

print name:

date:

Exhibit C

2018 SILVERCREST COMPLIANCE QUESTIONNAIRE

Please respond to each question by checking in one of the two spaces provided, read and, if applicable, make the certification below, and complete the Annual Disclosure of Associated Persons (attached).

If you answer “yes” to any of these questions, please attach a page with the relevant details.

1.	Are you in possession of any material, non-public information regarding any of the companies in which Silvercrest clients or you invest or intend to invest?

yes    ___   no  __

2.	Did you exchange any correspondence in 2017 related to the business of Silvercrest using text messaging or a personal email or home mailing address?

yes    ___    no  __         I did but have provided copies to the Compliance Officer ______

3.	Are you aware of any violations or potential violations of the securities laws, rules or regulations applicable to Silvercrest which you have not already discussed with the Compliance Officer?

yes    ___    no  __

4.	In 2017, did you make or solicit, directly or indirectly, any political donations which were not pre-approved by the Compliance Officer?

yes    ___    no  __

5.	In 2017, did you receive any gift, or combination of gifts the value of which exceeded the following limits:

Event tickets that exceeded four tickets or $300 per ticket?

yes    ___    no  __

Meals the value of which exceeded $200?

yes    ___    no  __

Merchandise the value of which exceeded $250?

yes    ___    no  __

Cash in any amount?

yes    ___    no  __

Gifts in any amount from any third party associated with an outside manager, fund, or company in or through which Silvercrest might invest assets?

yes    ___    no  __

Gifts or entertainment in any amount from a third party that was conditioned upon Silvercrest directing business in a manner that benefits the giver or host?

yes    ___    no  __

6.	In 2017, did you give any gift or provide entertainment that, in the aggregate, had a value allocable to any individual client or or potential client in excess of $1000?

yes    ___    no  __

7.	In 2017, did you use social media, such as Twitter or LinkedIn, for business purposes?

yes    ___    no  __

8.	In 2017, did you engage in any Outside Business Activities or Private Investments which were not previously approved by the Compliance Officer?

yes    ___    no  __

9.
In 2017, was a member of your Immediate Family an officer or director of a publicly-traded company or otherwise in a position which presented a potential conflict of interest with your role as fiduciary for clients of Silvercrest?

yes    ___    no  __

Certification

By signing below, and initialing next to each numbered certification, I certify that:

1.
______ I have read the most recent version of Silvercrest’s Policies and Procedures, including the Compliance Manual, Code of Conduct and Ethics, and Employee Handbook.  I understand my obligations, and I agree to comply with Silvercrest’s Policies and Procedures.

2.
______ I understand and agree that if I violate Silvercrest’s Policies and Procedures, or a law or regulation applicable to Silvercrest, I may be subject to disciplinary action, which may include a monetary penalty, or suspension or termination of my employment, at the discretion of Silvercrest.

3.	______ The information provided on this questionnaire is complete, true and correct.

print name:
date:

               Exhibit D

2018 SILVERCREST COMPLIANCE QUESTIONNAIRE

Please respond to each question by checking in one of the two spaces provided, read and, if applicable, make the certification below, and complete the Annual Disclosure of Associated Persons (attached).

If you answer “yes” to any of these questions, please attach a page with the relevant details.

1.	Are you in possession of any material, non-public information regarding any of the companies in which Silvercrest clients or you invest or intend to invest?

yes    ___    no  __

2.	Did you exchange any correspondence in 2017 related to the business of Silvercrest using text messaging or a personal email or home mailing address?

yes    ___    no  __          I did but have provided copies to the Compliance Officer

3.	Are you aware of any violations or potential violations of the securities laws, rules or regulations applicable to Silvercrest which you have not already discussed with the Compliance Officer?

yes    ___    no  __

4.	In 2017, did you make any political donations which were not pre-approved by the Compliance Officer?

yes    ___    no  __

5.	In 2017, did you receive any gift, or combination of gifts the value of which exceeded $50 from any client or any third party with which Silvercrest does business?

yes    ___    no  __

6.
In 2017, did you participate in work-related entertainment, either as a guest or as host where the per person cost of the entertainment exceeded $50 where the other participants or host was a client or a third party with which Silvercrest does business?

yes    ___    no  __

7.	In 2017, did you receive any gift, or combination of gifts the value of which exceeded the following limits:

Event tickets that exceeded four tickets?

yes    ___    no  __

Meals the value of which exceeded $200?

yes    ___    no  __

Cash in any amount?

yes    ___    no  __

Gifts in any amount from any third party associated with an outside manager, fund, or company in or through which Silvercrest might invest assets?

yes    ___    no  __

Gifts or entertainment in any amount from a third party that was conditioned upon Silvercrest directing business in a manner that benefits the giver or host?

yes    ___    no  __

8.	In 2017, did you give any gift or provide entertainment that, in the aggregate, had a value allocable to any individual client or potential client in excess of $1000?

yes    ___    no  __

9.	In 2017, did you use social media, such as Twitter or LinkedIn for business purposes?

yes    ___    no  __

10.	In 2017, did you engage in any Outside Business Activities or Private Investments which were not previously approved by the Compliance Officer?

yes    ___    no  __

11.
In 2017, was a member of your Immediate Family an officer or director of a publicly-traded company or otherwise in a position which presented a potential conflict of interest with your role as fiduciary for clients of Silvercrest?

yes    ___    no  __

12.	In 2017, did you disclose all meetings held with employees of public companies held for the purpose of assessing whether to recommend client investment in that public company?

yes    ___    no  __
Certification

By signing below, and initialing next to each numbered certification, I certify that:

4.
______ I have read the most recent version of Silvercrest’s Policies and Procedures, including the Compliance Manual, Code of Conduct and Ethics, and Employee Handbook.  I understand my obligations, and I agree to comply with Silvercrest’s Policies and Procedures.

5.
______ I understand and agree that if I violate Silvercrest’s Policies and Procedures, or a law or regulation applicable to Silvercrest, I may be subject to disciplinary action, which may include a monetary penalty, or suspension or termination of my employment, at the discretion of Silvercrest.

6.	______ The information provided on this questionnaire is complete, true and correct.

print name:

date: